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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-76844) of MedImmune, Inc. for the registration of 3,859,250 shares of common stock, and to the incorporation by reference therein of our report dated January 25, 2001, with respect to the consolidated financial statements of Aviron at December 31, 2000 and for the two years then ended included in the Current Report on Form 8-K of MedImmune, Inc. dated July 10, 2002, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

Palo Alto, California
September 5, 2002